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                                                                    EXHIBIT 23.2

                             Accountants' Consent

        We consent to incorporation by reference in the Registration Statement on Form S-8 for Master Graphics, Inc. of our report dated February 26, 1999, relating to the balance sheet of Columbia Graphics Corporation as of December 31, 1998, and the related statements of income and retained earnings and cash flows for the year ended December 31, 1998, which report appears in the current report on Form 8-K/A of Master Graphics, Inc. filed with the United States Securities and Exchange Commission on May 28, 1999.

MILLER, COOPER & CO., LTD.

/s/ Miller, Cooper & Co., Ltd.
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Certified Public Accountants

Northbrook, Illinois
June 4, 1999